EXHIBIT 21

Subsidiaries of The Middleby Corporation(1)

State/Country of
Name of Subsidiary	Incorporation/Organization

AGA Home, Inc.	Delaware
AGA Rangemaster Group Ltd	United Kingdom
AGA Rangemaster Ltd	United Kingdom
AGA Rangemaster Properties Ltd	United Kingdom
AGA Rayburn Ltd	United Kingdom
Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak, Inc.	Wisconsin
American Permanent Ware Company, LLC	Delaware
Anetsberger, LLC	Delaware
ARG Corporate Services Ltd	United Kingdom
Armor Inox Holding France S.A.S.	France
Armor Inox Production S.a.r.l.	France
Armor Inox S.A.S.	France
Armor Inox Services S.A.S.	France
Armor Inox USA LLC	Delaware
Associated American Industries, LLC	Texas
Auto-Bake Acquisition Pty. Ltd	Australia
Auto-Bake Pty Ltd	Australia
Automation Tech, LLC	Delaware
Automatic Bar Controls, Inc.	Delaware
Bakers Pride Oven Company, LLC	Delaware
Baker Thermal Solutions LLC	Delaware
Beech Ovens LLC	Delaware
Beech Ovens Pty Ltd	Australia
Blue Sparq, Inc.	Florida
Brava Home, Inc.	Delaware
Britannia Kitchen Ventilation	United Kingdom
Burford Bakery Solutions Limited	United Kingdom
Burford Corp	Oklahoma
Carter-Hoffmann LLC	Delaware
Catering Equipment Industry srl	Italy
Cinoxplan, S.L.U.	Spain
Cloverleaf AM Essex, LLC	Delaware
CM Brewing Technologies, LLC	California
Cooking Solutions Group, LLC	Delaware
CookTek Induction Systems, LLC	Delaware
Colussi AWS, Inc.	Delaware
Colussi Ermes CH Sagl	Switzerland
Colussi Ermes S.r.l.	Italy
Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico

Cozzini, LLC	Delaware
CP Packaging, LLC	Wisconsin
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
DBT Holdings LLC	Delaware
Desmon S.p.A.	Italy
Escher Mixers S.r.l.	Italy
Evo America, LLC	Delaware
F.R. Drake Company	Delaware
Fab-Asia Inc.	Philippines
Field Service Solutions	Arkansas
Filling Machines & Systems, Inc.	Delaware
Filtration Automation, LLC	Texas
Firex S.r.l.	Italy
Flavor Burst, LLC	Delaware
Follett Europe Polska sp. z.o.o.	Poland
Follett International sp. z.o.o.	Poland
Follett Products, LLC	Delaware
GateNext, LLC	Florida
G.S. Blodgett, LLC	Delaware
Giga Grandi Cucine S.r.l.	Italy
Globe Food Equipment Company	Ohio
Globe Food Equipment Holding Company	Delaware
Goldstein Eswood Commercial Cooking Pty Ltd	Australia
Goldstein Properties Pty Ltd	Australia
Grand Rise International Limited	Hong Kong
Grange Furniture Inc.	Delaware
Guangzhou Masterbuilt Co. Limited	Peoples Republic of China
Hinds-Bock Corporation	Washington
Holman Cooking Equipment Inc.	Delaware
Houno A/S	Denmark
Houno Holdings LLC	Delaware
Icetro America, Inc.	California
Icetro Co. Ltd.	Korea
IMA Co. Ltd.	Korea
Imperial Machine Company Ltd	United Kingdom
Inline Filling Systems, LLC	Florida
Jade Range LLC	Delaware
Johs. Lassen Fjellebroen A/S	Denmark
Josper, S.A.	Spain
Keylog S.r.l.	Italy
Kamado Joe Deutschland GmbH	Germany
Kamado Joe Europe BV	Netherlands
Kamado Joe UK Limited	United Kingdom
KJ UK Holdings Limited	United Kingdom
Kloppenberg Products, LLC	Delaware
Lab2Fab, LLC	Delaware

LA Cornue SAS	France
Levens Middleby Worldwide B.V.	Netherlands
Lincat Group Ltd.	United Kingdom
Lincat Limited.	United Kingdom
Marco Catering Equipment (Ningbo) Co. Ltd.	China
Marco Beverage System Limited	Ireland
Marco Beverage System US Inc.	Washington
Masterbuilt II, Inc.	Delaware
Masterbuilt Holdings, LLC	Delaware
Masterbuilt Outdoor IP Holdings, Inc.	Delaware
Maurer-Atmos Middleby GmbH	Germany
Meheen Manufacturing, Inc.	Washington
MEP FMS Holdings, LLC	Delaware
Middleby Advantage, LLC	Delaware
Middleby Asia Ltd	Hong Kong
Middleby Canada Company, Inc.	Canada
Middleby Celfrost Innovations Pvt Ltd	India
Middleby China Corporation	Peoples Republic of China
Middleby Coffee Solutions Group, LLC	Delaware
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Denmark Holdings ApS	Denmark
Middleby Deuteschland GmbH	Germany
Middleby do Brasil Ltda	Brazil
Middleby Espana SLU	Spain
Middleby Europe SL	Spain
Middleby Foodservice Equipment Corporation	Peoples Republic of China
Middleby Food Processing Europe S.r.l.	Italy
Middleby Food Service Equipment Co., Ltd	Peoples Republic of China
Middleby FZ, LLC	Dubai
Middleby Holding UK Ltd	United Kingdom
Middleby India Engineering Pvt Ltd	India
Middleby Lux Holdings SCS	Luxembourg
Middleby Luxembourg S.a.r.l.	Luxembourg
Middleby Marshall Holding, LLC	Delaware
Middleby Marshall, Inc.	Delaware
Middleby Middle East Trading, LLC	Dubai
Middleby Nationals Sales LLC	Delaware
Middleby Packaging Solutions, LLC	Delaware
Middleby Philippines Corporation	Philippines
Middleby Sweden Holdings AB	Sweden
Middleby UK Ltd	United Kingdom
Middleby UK Residential Holdings	United Kingdom
Middleby Worldwide Australia Pty Ltd	Australia
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Worldwide Middle East FZE	Dubai
Middleby Worldwide Philippines	Philippines
Middleby Worldwide, Inc.	Florida

Middleby XME S.L.U.	Spain
MP Equipment, LLC	Delaware
MWW Food Processing USA LLC	Delaware
New Star International Holdings, Inc.	Delaware
Newton CFV, LLC	Delaware
Newton CFV, Inc.	Delaware
Nieco, LLC	Delaware
Northland Corporation	Michigan
Pacproinc, LLC	Delaware
Novy GmbH	Germany
Novy Invest NV	Belgium
Novy Ltd	United Kingdom
Novy Nederland BV	Netherlands
Novy NV	Belgium
Novy SAS	Belgium
Pengyuan Technology (Shenzhen) Co, LTD.	Peoples Republic of China
Pitco Frialator, LLC	Delaware
Premier Specialty Brands, LLC	Delaware
Proxaut S.r.l.	Italy
Powerhouse Dynamics, LLC	Delaware
QualServ Solutions LLC	Delaware
Scanico A/S	Denmark
SD Group Intressenter (SDGI)	Sweden
Spenuzza, Inc.	California
Spooner Vicars Bakery Systems	United Kingdom
Standex de Mexico S.A. de C.V.	Mexico
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Steel Union S.r.l.	Italy
Stewart Systems Baking, LLC	Delaware
Sveba Dahlen Rus. Ltd.	Russia
Sveba-Dahlen Aktiebolag	Sweden
Sveba Dahlen Baltic OÜ	Estonia
Sveba-Dahlen España	Spain
Sveba-Dahlen Group AB	Sweden
Systems IV, Inc.	California
Taylor Company S.r.l.	Italy
Taylor Commercial Foodservice, LLC	Delaware
Taylor Food Service Equipment Trading (Shanghai) Co. Ltd	China
The Alluvian Spa, LLC	Mississippi
The Alluvian, LLC	Mississippi
Thurne-Middleby Ltd	United Kingdom
TMC Lux Holdings Sarl	Luxembourg
TMC Lux Sarl	Luxembourg
TMC Scots Holdings LP	United Kingdom
Trade-Wind Manufacturing, LLC	Arizona
TurboChef Technologies, LLC	Delaware

ULC Holding Company	Delaware
U-Line Corporation	Wisconsin
Varimixer A/S	Denmark
Ve.Ma.C. S.r.l.	Italy
Viking Cooking Schools, LLC	Mississippi
Viking Culinary Group, LLC	Mississippi
Viking Range Brasil Participacoes Ltda	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda	Brazil
Viking Range, LLC	Delaware
Waterford Stanley Ltd	Ireland
Wells Bloomfield LLC	Delaware
Wild Goose Canning Technologies, LLC	Colorado
Wunder-Bar Europe S.r.o.	Czech Republic
Wunder-Bar Dispensing UK Ltd	United Kingdom
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California

(1) Certain subsidiaries have been omitted as allowed.